UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 11, 2013
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Role and Compensation Changes for Benjamin Loh, Executive Vice President and Chief Operating Officer

Effective January 14, 2013, Benjamin Loh was promoted from Executive Vice President, Global Business Operations, to Executive Vice President and Chief Operating Officer. Mr. Loh joined FEI in 2007 as executive vice president of Global Sales and Service and his role expanded to Global Business Operations in 2011. As Chief Operating Officer, Mr. Loh becomes responsible for manufacturing and research & development in addition to his previous responsibilities.

In connection with the promotion, the Compensation Committee of the Board of Directors increased Mr. Loh's base salary from $411,000 to $452,000 and targeted incentive compensation percentage from 70% to 80%, all effective January 14, 2013.

Also effective January 14, 2013, the Committee made a one-time grant of 5,500 restricted stock units (“RSUs”) and 14,300 stock option awards from within the Company's 1995 Stock Incentive Plan to Mr. Loh. These RSUs vest in four equal annual installments beginning January 14, 2014. All options carry a term of seven years and vest in four equal installments beginning January 14, 2014.

Item 8.01. Other Events
Change in Segment Reporting Commencing in the First Quarter of 2013
Beginning in the first quarter of 2013, the Company will be reorganized from its current structure to a group structure, consisting of an Industry Group and a Science Group. The Industry Group will include the Electronics and Natural Resources businesses. In the first nine months of 2012, those businesses represented approximately 52% of FEI's revenue. The Science Group will include the Company's Materials Science and Life Sciences businesses. In the first nine months of 2012, those businesses represented approximately 48% of FEI's revenue. Both of the new Groups include the revenue and costs associated with service provided to their customers.
In accordance with SEC guidelines, FEI plans to report its operating segment information for the fourth quarter and full year of 2012 in line with its prior segment reporting, which included segments for Materials Science, Electronics, Life Sciences and Service and Components. Beginning with the first quarter of 2013, the Company will report segments based on the new structure of two segments-the Industry Group and the Science Group.
Safe Harbor Statement
This Form 8-K contains forward-looking statements regarding organizational changes. Factors that could affect these forward-looking statements include, but are not limited to, potential disruption in the Company's focus, activities and ability to execute due to organizational change and failure of organizational changes to achieve expected benefits. Please refer to FEI's Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on risk factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: January 14, 2013